Exhibit 10.2

BLACK RAVEN ENERGY, INC. SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated April 23, 2009, is made by and between Black Raven Energy, Inc., a Nevada Corporation (the “Company”), and West Coast Opportunity Fund, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS:

WHEREAS, on January 16, 2009, the United States Bankruptcy Court for the District of Colorado confirmed that certain “Modified Second Amended Joint Plan of Reorganization filed by PRB Energy, Inc., and PRB Oil & Gas, Inc.,” dated December 3, 2008 (the “Plan”), and the confirmation of the Plan thereafter became effective on February 2, 2009.

WHEREAS,  PRB Energy, Inc. changed its corporate name to Black Raven Energy, Inc.

WHEREAS, on April 13, 2009, the parties executed the Agreement Regarding New Equity Raise Under the Modified Second Amended Joint Plan of Reorganization (“New Equity Agreement”).

WHEREAS, pursuant to the New Equity Agreement, the parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which Purchaser shall purchase certain shares of the common stock of the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I
PURCHASE OF SHARES OF COMMON STOCK; CLOSING

1.1                                 Sale and Purchase. Subject to and in accordance with the respective terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to Purchaser, one hundred sixty-six thousand six hundred sixty-seven (166,667) shares of the Company’s common stock, par value $.001 (the “Common Stock”) for an aggregate purchase price of five hundred thousand dollars ($500,000) (the “Purchase Price”).

1.2                                 Closing. The purchase, sale and issuance of the Common Stock shall take place concurrent with the execution of this Agreement or on a later date mutually agreeable to the parties  (the “Closing”). At the Closing, Purchaser shall pay to the Company the full Purchase Price, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, or (c) any combination of the foregoing and within three business days of such payment, the Company shall issue a certificate or certificates to the Purchaser evidencing the Common Stock purchased hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

2.1                                 Representations and Warranties.  In connection with its purchase of the Common Stock, and as a material inducement to the Company to issue the Common Stock, the Purchaser hereby makes the following representations and warranties to the Company:

(a)                                  Authorization.  Purchaser has full power and authority to enter into this Agreement and all corporate action on the part of Purchaser, its officers, directors, and stockholders necessary for the purchase of the Common Stock has been taken, and this Agreement constitutes the legally binding and valid obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)                                 Brokers and Finders.  Purchaser has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

(c)                                  Purchase Entirely For Own Account.  This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Common Stock to be received by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Purchaser further represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock.

(d)                                 Restricted Securities.  Purchaser understands and acknowledges that the offering of the Common Stock pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance upon such exemption is predicated, in part, upon Purchaser’s representations set forth in this Agreement.

(e)                                  Limitations on Disposition.  In no event will Purchaser dispose of the Common Stock (other than pursuant to an effective registration statement under the Act or pursuant to Rule 144 promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act (“Rule 144”) or any similar or analogous rule), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company’s counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken.

(f)                                    Investment Experience and Disclosure of Information.  Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Common Stock; (ii) has received all the information it has requested from the Company in connection with its purchase of the Common Stock; (iii) has the ability to bear the economic risks of its prospective investment; and (iv) is able to bear the economic risk of its investment and to hold the Common Stock for an indefinite period of time.

(g)                                 Accredited Investor.  Purchaser is an “accredited investor,” as such term is defined for purposes of Regulation D promulgated by the Commission.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1                                 Representations and Warranties.  As a material inducement to the Purchaser to Purchase the Common Stock, the Company hereby makes the following representations and warranties to the Purchaser:

(a)                                  Power and Authority.  The Company is fully authorized, empowered and qualified to execute and deliver this Agreement, to issue the Common Stock, and to consummate the transactions that are contemplated by this Agreement.  Without limiting the generality of the foregoing, the execution and delivery of each of the Agreement and the issuance of the Common Stock have been authorized by all necessary corporate or other action of, or on behalf of, the Company, and the Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)                                 Compliance with Laws; No Conflict.  The execution and delivery of the Agreement by or on behalf of the Company and the performance of the Company’s obligations under, and the consummation of the transactions contemplated by, the Agreement do not and will not conflict with or result in any violation of, or default under, any provision of any governing instrument applicable to the Company, or other agreement or instrument to which the Company is a party, or by which the Company is, or any of its assets are, bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to the Company or the business or assets of the Company. Notwithstanding the forgoing, the sale of the Common Stock under this agreement is subject to the preemptive rights described in Article Fifth of the Company’s Amended and Restated Articles of Incorporation.

(c)                                  Validity of Shares.  The Common Stock, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions of transfer under this Agreement and under applicable state and federal securities laws.

ARTICLE IV
LEGEND

4.1                                 Legend.  The certificate(s) for the Common Stock shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”).  SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

ARTICLE V
MISCELLANEOUS

5.1                                  Notices. All notices, elections, requests, demands, and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the third (3rd) business day after which sent by registered or certified mail, postage prepaid, return receipt requested, (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission (provided that, on that same date, a copy of such notice is sent by registered or certified mail, postage prepaid, return receipt requested), or (d) on the next business day after the business day on which deposited with a regulated public carrier (e.g., Federal Express) for overnight delivery, freight prepaid, addressed to the party for whom intended at the address or facsimile number set forth on the signature page hereof, or such other address or facsimile number, notice of which is given in a manner permitted by this Section 5.1.

5.2                                  Successors; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, successors, assigns, and personal representatives of each of the parties.

5.3                                 Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Nevada.

5.4                                 Entire Agreement.  This Agreement, including the appendices hereto, constitutes the entire agreement, and supersedes all prior agreements or understandings, among the parties hereto with respect to the subject matter hereof.

5.5                                 Counterparts. This Agreement may be executed in one or more separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

COMPANY:	BLACK RAVEN ENERGY, INC., a Nevada corporation

04/23/09	By	/s/ William Hayworth
Date	William Hayworth, Chief Executive Officer

Address and Facsimile No. for Notices:

1875 Lawrence Street, Suite 450
Denver, CO 80202
Facsimile No.: (303) 308-1590

Purchaser:	WEST COAST OPPORTUNITY FUND, LLC, a Delaware limited liability company

04/23/09	By	/s/ Atticus Lowe
Date	Atticus Lowe, Chief Investment Officer of West Coast Asset Management, Inc., the Managing Member of WCOF.

Address and Facsimile No. for Notices:

West Coast Opportunity Fund, LLC
c/o West Coast Asset Management, Inc.
Attn: Atticus Lowe
1205 Coast Village Road
Montecito, CA 93108

Facsimile No.: (805) 648-6466